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                                                                    EXHIBIT 23.1

                             PRICEWATERHOUSECOOPERS

                                             PRICEWATERHOUSECOOPERS LLP
                                             333 Market Street
                                             San Francisco CA 94105-2119
                                             Telephone (415) 498 5000
                                             Facsimile (415) 498 71 00




                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Summit Bancshares, Inc.:

In our opinion, the consolidated statement of financial position as of December 31, 1999 and the related consolidated statements of income, of changes in shareholders' equity and of cash flows for each of the two years in the period ended December 31, 1999 (appearing on pages 14 through 32 of the Summit Bancshares, Inc. 2000 Annual Report which has been incorporated by reference in this Form 10-K) present fairly, in all material respects, the financial position, results of operations and cash flows of Summit Bancshares, Inc. and its subsidiaries at December 31, 1999 and for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. We have not audited the consolidated financial statements of Summit Bancshares, Inc. for any period subsequent to December 31, 1999.




PricewaterhouseCoopers LLP

February 25, 2000